UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – January 29, 2021

ONCOR ELECTRIC DELIVERY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, Texas 75202

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including Area Code – (214) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 29, 2021, Oncor Electric Delivery Company LLC, a Delaware limited liability company (“Oncor”), entered into a Term Loan Credit Agreement (the “Term Loan Agreement”) between Oncor, as borrower, and U.S. Bank National Association (“Lender”), as lender.

The Term Loan Agreement provides for a term loan credit facility in an aggregate principal amount of $300 million (the “Term Loan Facility”). The Term Loan Agreement has a maturity date of February 28, 2022. Oncor may borrow up to the full amount of the Term Loan Facility in up to three borrowings which may be made, at Oncor’s option, at any time before March 15, 2021. Upon the earlier to occur of the third borrowing under the Term Loan Agreement and March 15, 2021, any unused commitments of Lender to make term loans under the Term Loan Agreement shall terminate.

Loans under the Term Loan Agreement bear interest at per annum rates equal to, at Oncor’s option, (i) London Interbank Offered Rate (“LIBOR”) plus 0.675%, or (ii) an alternate base rate (the highest of (1) the prime rate of Lender, (2) the federal funds effective rate plus 0.50%, and (3) daily one-month LIBOR plus 1%). In certain instances, Lender may approve a comparable or successor reference rate.

The Term Loan Agreement contains customary covenants for facilities of this type, restricting, subject to certain exceptions, Oncor and its subsidiaries from, among other things:

•	incurring additional liens;

•	entering into mergers and consolidations; and

•	sales of substantial assets.

In addition, the Term Loan Agreement requires that Oncor maintain a consolidated senior debt to capitalization ratio of no greater than 0.65 to 1.00 and observe certain customary reporting requirements and other affirmative covenants.

The Term Loan Agreement also contains customary events of default for facilities of this type, the occurrence of which would allow Lender to accelerate all outstanding loans and terminate their commitments, including certain changes in control of Oncor that are not permitted transactions under the Term Loan Agreement and cross-default provisions in the event Oncor or any of its subsidiaries defaults on indebtedness in a principal amount in excess of $100 million or receives judgments for the payment of money in excess of $100 million that are not discharged within 60 days.

The foregoing description of the Term Loan Agreement is qualified in its entirety by reference to the complete terms of the Term Loan Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On January 29, 2021, Oncor borrowed $160 million under the Term Loan Agreement and intends to apply the proceeds for general corporate purposes. The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	Term Loan Credit Agreement, dated as of January 29, 2021, between Oncor Electric Delivery Company LLC, as borrower and U.S. Bank National Association, as lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:	/s/ Kevin R. Fease
Name:	Kevin R. Fease
Title:	Vice President and Treasurer

Dated: February 4, 2021